UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 29, 2020, Ur-Energy Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (the “Agent”), under which the Company may, from time to time, issue and sell common shares at market prices on the NYSE American LLC through the Agent for aggregate sales proceeds of up to $10,000,000 (the “ATM Offering”). The Sales Agreement replaces the prior At Market Issuance Sales Agreement entered into by the Company on May 27, 2016, as amended.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent may sell the shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American LLC. The Sales Agreement may be terminated by the Company upon prior notice to the Agent or by the Agent upon prior notice to the Company, or at any time by the Agent under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that the Agent will be entitled to compensation for its services at a commission rate of up to 3% of the gross sales price per share sold. The Company has agreed in the Sales Agreement to reimburse certain expenses of the Agent in connection with the ATM Offering up to a maximum of $50,000.

The Company has no obligation to sell any shares under the Sales Agreement, and the Company or the Agent may suspend the offering of shares under the Sales Agreement upon notice to the other and subject to other conditions. The Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238324), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2020. The Company filed a prospectus supplement, on May 29, 2020, with the SEC in connection with the ATM Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Sales Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the ATM Offering and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The legal opinion of Fasken Martineau DuMoulin LLP relating to the common shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of May 29, 2020, between Ur-Energy Inc. and B. Riley FBR, Inc.

5.1	Opinion of Fasken Martineau DuMoulin LLP.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
	Name:	Penne A. Goplerud
	Title:	Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of May 29, 2020, between Ur-Energy Inc. and B. Riley FBR, Inc.

5.1	Opinion of Fasken Martineau DuMoulin LLP.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).